THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                                 PROMISSORY NOTE

Danbury, Connecticut                                   Original Principal Amount
March 3, 2005                                                        $100,000.00

FOR VALUE RECEIVED, Coast to Coast laboratories, LLC of (address intentionally omitted for quarterly report) ("Borrower") promises to pay to the order of TASKER CAPITAL CORP., a Nevada corporation ("Tasker"), the principal amount of one hundred thousand dollars (US $100,000.00) (such amount, the "Principal"), and any and all other sums which may be owing to Tasker by Borrower under this Promissory Note (this "Note"), in the manner set forth in Section 3, subject to acceleration and/or extension as herein provided. The following terms and conditions shall apply to this Note:

      1. Interest Rate. Interest shall accrue on the unpaid principal balance of this Note at a rate equal to Zero (the "Interest Rate") percent per annum [compounded semi-annually in arrears on the first business day of each fiscal half-year] up to June 1, 2005 after which, interest shall be charged at the rate of five percent (5 %) per annum.. Interest shall be calculated on the basis of a three hundred sixty day year and the actual number of days elapsed. Subject to applicable law, any past due payment of interest of principal hereunder shall bear interest, from the date such amount was due until properly paid, payable on demand in immediately available funds, at a rate equal to the sum of (a) the Interest Rate plus (b) four percent (4%) per annum. In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. Any payment by Borrower of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the Principal without prepayment premium or penalty.

      2. Term. The term of this Note shall be for a period extending from the date of this Note to September 3, 2005 (the last mentioned date, the "Maturity Date"), subject to acceleration and/or extension as herein set forth.

      3. Repayment. Borrower shall repay the Principal of this Note in one installment of one hundred thousand dollars (US $100,000), together with the interest that has accrued thereon, on September 2, 2005 or the date in which and on the Maturity Date, at which time all sums due on this Note shall be paid in full, to the extent such sums are still due and owing.

      4. Application of Payments. All payments made pursuant to this Note shall be applied first to accrued interest and then to the Principal.

      5. Prepayment. Borrower may prepay this Note in whole or in part at any time or from time to time without penalty.

      6. Manner and Method of Payment. All payments called for in this Note shall be made in lawful tender of the United States of America.

      7. Acceleration Events. The occurrence of one or more of the following events shall constitute an acceleration event (an "Acceleration Event"):

            (a) The entry of a decree or order for relief by a court having jurisdiction against or with respect to Borrower in an involuntary case under the federal bankruptcy laws or any state insolvency or similar laws, ordering the liquidation, reorganization or the appointment of a receiver, trustee or custodian;

            (b) The commencement by Borrower of a voluntary case under the federal bankruptcy laws or any state insolvency laws or similar laws, the consent by Borrower of the appointment of a receiver or the making by Borrower of an assignment for the benefit of creditors;

            (c) The acceleration by any senior lender of Borrower from time to time (the "Senior Lender") of any indebtedness due from Borrower to the Senior Lender; or

            (d) A change of control of Borrower or a sale of all or substantially all of the business or assets of Borrower.

      8. Acceleration. Upon the occurrence of an Acceleration Event, Tasker may declare the Principal immediately due and payable.

      9. Extensions of Maturity. Borrower hereby agrees that the maturity of this Note, or any payment due hereunder, may be extended at any time or from time to time by Tasker without releasing, discharging or affecting the liability of Borrower hereunder.

      10. Choice of Law. This Note shall be governed, construed and enforced in accordance with the laws of the State of Connecticut, exclusive of its conflict of laws provisions.

      11. Binding Nature. This Note shall be binding and enforceable against Borrower and Borrower's permitted successors and assigns. This Note may not be assigned by Borrower without the prior written consent of Tasker.

      12. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

      IN WITNESS WHEREOF, Borrower has executed this Note on the date and year first above written.

                                      Coast to Coast Laboratories, LLC.

                                      -----------------------------------
                                      By:    Burt Sookram
                                      Its:   President